United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: April 3, 2006
(Date of earliest event reported)
EMAK Worldwide, Inc.
(exact name of registrant as specified in its charter)

Delaware	23346	13-3534145
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)
6330 San Vicente Boulevard
Los Angeles, California 90048
(Address of Principal executive offices, including zip code)
(323) 932-4300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     As disclosed under Item 8.01 below, on April 6, 2006, EMAK Worldwide, Inc. (the “Company” or “EMAK”) announced the appointment, effective April 3, 2006, of Peter Boutros as Chief Executive, Logistix Worldwide. The Company intends to enter into an employment agreement with Mr. Boutros with term ending December 31, 2008, the primary terms and conditions of which were agreed in principle upon his appointment. Mr. Boutros will receive a base salary of $325,000 per annum for the remainder of 2006, a signing/retention bonus of $50,000 with an 18 month retention requirement (through October 31, 2007), 10,000 restricted stock units subject to the terms of the Company’s 2000 Stock Option Plan vesting over the period ending December 31, 2008 and an annual incentive bonus of between 0% and 70% of base salary based upon achievement of corporate and business unit earnings targets.
Item 8.01. Other Events.
     On April 6, 2006 the Company announced executive management changes at its Logistix Worldwide agency with the appointment of Peter Boutros as Chief Executive, Logistix Worldwide. Mr.

Boutros replaces Jon Kramer who has been appointed President, Integrated Marketing Services, EMAK Worldwide. Both executive officers report to Jim Holbrook, EMAK’s Chief Executive Officer.
     Mr. Boutros, 42, brings to EMAK more than 20 years of experience in general management, licensing, sponsorship and marketing at several world-class companies. He assumes responsibility for the recently-formed Logistix Worldwide organization, comprised of the Logistix, Megaprint, Pop Rocket and SCI Promotion agencies. Logistix Worldwide represents multi-national clients through multiple offices in the U.S., Europe and Asia, and offers one integrated worldwide operational structure to ensure program cost efficiency and high quality.
     Mr. Boutros recently served as Chief Operating Officer for The Creata Company, a global marketing and manufacturing company, where he was responsible for the organization’s businesses in North America, Latin America, Europe, Japan and Austral/Asia. During his tenure, he built strong businesses with a number of global, blue chip companies. Prior to joining Creata, Mr. Boutros spent ten years at The Walt Disney Company in various global positions, including Senior Vice President, Worldwide Licensing, Managing Director, Brazil and Vice President, International Marketing and Global Brand Development. He began his career with Disney as Regional Licensing Director, Asia Pacific based in Hong Kong. Before locating to the U.S., Mr. Boutros held marketing management positions with Nestlé Australia and Birds Eye Foods.
     In his new role, Mr. Kramer will be responsible for working with the leadership of EMAK’s agencies to strengthen network cross-selling and promotional marketing capabilities, with a particular emphasis on driving incremental business from both existing and new clients.
     On April 6, 2006, the Company issued a press release announcing these executive management changes, a copy of which is filed as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits:

	Exhibit 99.1	Press release dated April 6, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAK WORLDWIDE, INC.
Date: April 7, 2006	By:	/s/ TERESA L. TORMEY
Teresa L. Tormey,
Chief Administrative Officer and General Counsel

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